                 [LETTERHEAD OF LOCKHEED MARTIN APPEARS HERE]

                               IMPORTANT NOTICE

                         TO HOLDERS OF COMMON STOCK OF
                          MARTIN MARIETTA CORPORATION

          On March 16, 1995, you were advised that the combination of Lockheed Corporation and Martin Marietta Corporation was approved by the stockholders of each company at special stockholders meetings held on March 15, 1995. As a result of the combination, holdings formerly representing Martin Marietta Corporation common stock were converted into the right receive Lockheed Martin Corporation common stock in the ratio of one share of Lockheed Martin Corporation common stock for each share of Martin Marietta Corporation common stock.

          Our records indicate that you have not yet submitted your stock certificates representing Martin Marietta Corporation shares for exchange.

          Lockheed Martin Corporation is now commencing an exchange offer through which it is offering its stockholders an opportunity to exchange ______ shares of common stock of Martin Marietta Materials, Inc. owned by Lockheed Martin Corporation for each share of Lockheed Martin Corporation common stock. The terms and conditions of the exchange offer are detailed in the enclosed exchange offer materials.

          You may participate in the exchange offer even if you have not yet exchanged your Martin Marietta Corporation stock certificates for Lockheed Martin Corporation stock certificates (or even if you cannot locate your certificates). Simply follow all the instructions for tendering your shares in the exchange offer contained in the enclosed Offering Circular-Prospectus and Letter of Transmittal but submit your Martin Marietta stock certificates in place of the Lockheed Martin stock certificates.

          Questions relating to any lost, stolen or destroyed stock certificates should be directed to First Chicago Trust Company of New York, the exchange agent for the exchange offer at (800) 519-3111.

          Questions relating to the procedures for tendering may be directed to the Morrow & Co., Inc., the information agent for the exchange offer, at (800) 566-9058.

                                         Sincerely,


                                         Lillian M. Trippett
September 16, 1996

                 [LETTERHEAD OF LOCKHEED MARTIN APPEARS HERE]

                               IMPORTANT NOTICE

              TO HOLDERS OF COMMON STOCK OF LOCKHEED CORPORATION

     On March 16, 1995, you were advised that the combination of Lockheed Corporation and Martin Marietta Corporation was approved by the stockholders of each company at special stockholders meetings held on March 15, 1995. As a result of the combination, holdings formerly representing Lockheed Corporation common stock were converted into the right to receive Lockheed Martin Corporation common stock in the ratio of 1.63 shares of Lockheed Martin Corporation common stock for each share of Lockheed Corporation common stock.

     Our records indicate that you have not yet submitted your stock certificates representing Lockheed Corporation shares for exchange.

     Lockheed Martin Corporation is now commencing an exchange offer through which it is offering its stockholders an opportunity to exchange _____ shares of common stock of Martin Marietta Materials, Inc. owned by Lockheed Martin Corporation for each share of Lockheed Martin Corporation common stock. The terms and conditions of the exchange offer are detailed in the enclosed exchange offer materials.

     You may participated in the exchange offer even if you have not yet exchanged your Lockheed Corporation stock certificates for Lockheed Martin Corporation stock certificates (or even if you cannot locate your certificates). Simply follow all the instructions for tendering your shares in the exchange offer contained in the enclosed Offering Circular-Prospectus and Letter of Transmittal but submit your Lockheed stock certificates in place of the Lockheed Martin stock certificates. Remember, however, that each share of Lockheed Corporation common stock has been converted into the right to receive
1.63 shares of Lockheed Martin common stock.

     Questions relating to any lost, stolen or destroyed stock certificates should be directed to First Chicago Trust Company of New York, the exchange agent for the exchange offer of (800) 519-3111.

     Questions relating to the procedures for tendering may be directed to the Morrow & Co., Inc., the information agent for the exchange offer, at (800) 566-9058.

                                      Sincerely,

                                      Lillian M. Trippett
September 16, 1996